Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

COGNIZANT REPORTS THIRD QUARTER 2017 RESULTS

Third quarter 2017 revenue of $3.77 billion, up 9.1% over 2016
Declares quarterly cash dividend of $0.15 per share

TEANECK, N.J., November 1, 2017 - Cognizant Technology Solutions Corporation (NASDAQ: CTSH), one of the world’s leading professional services companies, today announced its third quarter 2017 financial results.

Highlights - Third Quarter 2017

•	Quarterly revenue rose to $3.77 billion, up 9.1% from the year-ago quarter.

•	Quarterly GAAP diluted EPS was $0.84, compared to $0.73 in the year-ago quarter.

•	Quarterly non-GAAP diluted EPS[1] was $0.98, compared to $0.86 in the year-ago quarter.

Revenue for the third quarter of 2017 rose to $3.77 billion, up 9.1% from $3.45 billion in the third quarter of 2016. GAAP net income was $495 million, or $0.84 per diluted share, compared to $444 million, or $0.73 per diluted share, in the third quarter of 2016. Non-GAAP diluted EPS was $0.98, compared to $0.86 in the third quarter of 2016. GAAP operating margin was 17.2% and non-GAAP operating margin1 was 20.0% for the third quarter of 2017.

“We are making consistent progress in executing our plan to accelerate our shift to digital services and solutions,” said Francisco D'Souza, Chief Executive Officer. “We’ve systematically built the significant capabilities needed to help our clients transform their business, operating, and technology models - a transformation we call digital at scale. We believe our long-term relationships with clients and deep understanding of their priorities puts us in a privileged position to help them adapt, compete, and grow.”

_______________________
1 Non-GAAP diluted EPS and non-GAAP operating margin exclude stock-based compensation costs and acquisition-related charges, realignment charges and, in the case of non-GAAP diluted EPS, net non-operating foreign currency exchange gains or losses, the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position (for the nine months ended September 30, 2017 only) and the effect of incremental income tax expense related to the India cash remittance transaction (for the three and nine months ended September 30, 2016). Reconciliations of non-GAAP diluted EPS and non-GAAP operating margin to the corresponding GAAP measures are included at the end of this release.

Fourth Quarter & Full Year 2017 Outlook

The Company is providing the following guidance:

▪	Fourth quarter 2017 revenue expected to be in the range of $3.79 billion to $3.85 billion.

▪	Fourth quarter 2017 non-GAAP diluted EPS[2] expected to be at least $0.95.

▪	Full year 2017 revenue expected to be in the range of $14.78 billion to $14.84 billion.

▪	Full year 2017 non-GAAP diluted EPS expected to be at least $3.70.

“We delivered solid third-quarter performance and completed a $1.5 billion Accelerated Share Repurchase program," said Karen McLoughlin, Chief Financial Officer.  "During the quarter, we continued to take actions designed to improve our cost structure while allowing us to invest in the business for growth.  We maintained our momentum, and we expect to close out 2017 with solid revenue and earnings growth while having undertaken a substantial return of capital to shareholders.”

Return of Capital Program - Dividend

The Company has declared its quarterly cash dividend of $0.15 per share on Cognizant Class A Common Stock for shareholders of record at the close of business on November 20, 2017. This dividend will be payable on November 30, 2017.

Conference Call
Cognizant will host a conference call on November 1, 2017 at 8:00 a.m. (Eastern) to discuss the Company’s third quarter 2017 results. To listen to the conference call, please dial (877) 810-9510 (domestically) and (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live on the Investor Relations section of the Cognizant website at http://investors.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software. An earnings supplement will also be available on the Cognizant website at the time of the conference call.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13672167 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, November 15, 2017. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant
Cognizant (NASDAQ-100: CTSH) is one of the world’s leading professional services companies, transforming clients’ business, operating and technology models for the digital era. Our unique industry-based, consultative approach helps clients envision, build and run more innovative and efficient businesses. Headquartered in the U.S., Cognizant is ranked 205 on the Fortune 500 and is consistently listed among the most admired companies in the world. Learn how Cognizant helps clients lead with digital at www.cognizant.com or follow us @Cognizant.

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2 A full reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to acquisition-related charges, and net non-operating foreign currency exchange gains or losses, and the tax effects of these adjustments, as well as the tax effects of stock-based compensation expense, all of which are adjustments to non-GAAP diluted EPS. The reconciling information for non-GAAP diluted EPS guidance to GAAP EPS guidance that is available without unreasonable efforts is included at the end of this release.

Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding opportunities in the marketplace, our shift to digital solutions and services, our anticipated financial performance and our capital return and realignment programs. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this press release includes references to the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.

We seek to manage the Company to a non-GAAP operating margin, which excludes stock-based compensation costs, acquisition-related charges and, in 2017, realignment charges. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. Realignment charges include severance costs, lease termination costs, and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, as applicable. In addition to excluding stock-based compensation costs, acquisition-related charges and, in 2017, realignment charges, our non-GAAP diluted EPS also excludes net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, and, for the nine months ended September 30, 2017, the effect of recognition of an income tax benefit previously unrecognized in our consolidated financial statements. For the three and nine months ended September 30, 2016, non-GAAP EPS also excludes the effect of incremental income tax expense related to the India cash remittance transaction. In all periods presented, our non-GAAP diluted EPS is additionally adjusted for the income tax impact of the above items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

Management believes providing investors with an operating view consistent with how it manages the Company provides enhanced transparency into the operating results of the Company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful supplemental measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of our non-GAAP measures, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted EPS to allow investors to evaluate such non-GAAP financial measures.

Contact: David Nelson
VP, Investor Relations & Treasurer
201-498-8840
david.nelson@cognizant.com
- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues	$3,766	$3,453	$10,982	$10,025
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	2,337	2,077	6,792	6,030
Selling, general and administrative expenses	674	701	2,069	2,001
Depreciation and amortization expense	107	92	297	266
Income from operations	648	583	1,824	1,728
Other income (expense), net:
Interest income	34	27	97	86
Interest expense	(6)	(5)	(18)	(15)
Foreign currency exchange gains (losses), net	(16)	7	41	(4)
Other, net	(2)	1	(2)	2
Total other income (expense), net	10	30	118	69
Income before provision for income taxes	658	613	1,942	1,797
Provision for income taxes	(164)	(170)	(421)	(661)
Income from equity method investment	1	1	1	1
Net income	$495	$444	$1,522	$1,137
Basic earnings per share	$0.84	$0.73	$2.56	$1.88
Diluted earnings per share	$0.84	$0.73	$2.55	$1.87
Weighted average number of common shares outstanding - Basic	590	606	594	607
Dilutive effect of shares issuable under stock-based compensation plans	2	3	2	3
Weighted average number of common shares outstanding - Diluted	592	609	596	610
Dividends declared per common share	$0.15	$—	$0.30	$—

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)
(in millions, except par values)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,577	$2,034
Short-term investments	3,136	3,135
Trade accounts receivable, net	2,889	2,556
Unbilled accounts receivable	403	349
Other current assets	552	526
Total current assets	8,557	8,600
Property and equipment, net	1,304	1,311
Goodwill	2,608	2,554
Intangible assets, net	957	951
Deferred income tax assets, net	464	425
Long-term investments	262	62
Other noncurrent assets	428	359
Total assets	$14,580	$14,262
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$186	$175
Deferred revenue	333	306
Short-term debt	100	81
Accrued expenses and other current liabilities	1,981	1,856
Total current liabilities	2,600	2,418
Deferred revenue, noncurrent	114	151
Deferred income tax liabilities, net	5	6
Long-term debt	723	797
Other noncurrent liabilities	159	162
Total liabilities	3,601	3,534
Stockholders’ equity:
Preferred stock, $0.10 par value, 15.0 shares authorized, none issued	—	—
Class A common stock, $0.01 par value, 1,000 shares authorized, 590 and 608 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	6	6
Additional paid-in capital	208	358
Retained earnings	10,721	10,478
Accumulated other comprehensive income (loss)	44	(114)
Total stockholders’ equity	10,979	10,728
Total liabilities and stockholders’ equity	$14,580	$14,262

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Guidance
	2017	2016	2017	2016	Q4 2017	Full Year 2017
GAAP income from operations	$648	$583	$1,824	$1,728
Add: Stock-based compensation expense (a)	52	49	161	165
Add: Acquisition-related charges (b)	35	35	104	94
Add: Realignment charges (c)	19	—	69	—
Non-GAAP income from operations	$754	$667	$2,158	$1,987

GAAP operating margin	17.2%	16.9%	16.6%	17.2%
Effect of stock-based compensation expense	1.4	1.4	1.5	1.7		1.4% - 1.5%
Effect of acquisition-related charges	0.9	1.0	1.0	0.9		(b)
Effect of realignment charges	0.5	—	0.6	—		approximately 0.5%
Non-GAAP operating margin	20.0%	19.3%	19.7%	19.8%		at least 19.6%

GAAP diluted earnings per share	$0.84	$0.73	$2.55	$1.87
Effect of above operating adjustments, pre-tax	0.18	0.14	0.56	0.42	(a), (b), (c)	(a), (b), (c)
Effect of non-operating foreign currency exchange (gains) losses, pre-tax (d)	0.02	(0.01)	(0.06)	0.01	(d)	(d)
Tax effect of non-GAAP adjustments to pre-tax income (e)	(0.06)	(0.04)	(0.21)	(0.12)	(a), (b), (c), (d)	(a), (b), (c), (d)
Effect of recognition of income tax benefit related to an uncertain tax position (f)	—	—	(0.09)	—	—	(0.09)
Effect of incremental income tax expense related to the India Cash Remittance (g)	—	0.04	—	0.35	—	—
Non-GAAP diluted earnings per share	$0.98	$0.86	$2.75	$2.53	at least $0.95	at least $3.70

Notes:

(a)	Stock-based compensation expense reported in:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenues	$13	$13	$41	$39
Selling, general and administrative expenses	39	36	120	126

Our guidance anticipates pre-tax stock-based compensation to be in the range of $0.09 to $0.10 per share for the fourth quarter of 2017 and $0.36 to $0.37 per share for the full year 2017. We cannot provide the tax effect of stock-based compensation on a forward-looking basis without unreasonable effort as it is subject to significant fluctuations based on the timing and number of stock options exercised by employees, the price of our stock at the time of such exercises and the price of our stock at the time of vesting of other stock-based awards.

(b)
Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. We cannot provide acquisition-related charges on a forward-looking basis without unreasonable effort as such charges may fluctuate based on the timing, size, and complexity of future acquisitions as well as other uncertainty inherent in mergers and acquisitions.

(c)
Realignment charges include severance costs, including costs associated with the voluntary separation program, or VSP, lease termination costs, and advisory fees related to non-routine shareholder matters and to the development of our realignment and return of capital programs, as applicable. The total costs related to the realignment are reported in "Selling, general and administrative expenses" in our consolidated statements of operations and are expected to be incurred primarily in 2017. However, as we continue to evaluate our realignment program, additional expenses may arise in 2018. Our guidance anticipates realignment charges for the fourth quarter of 2017 of approximately $0.01 per share and for the full year 2017 of approximately $0.08 per share.

(d)
Non-operating foreign currency exchange gains are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, reported in "Foreign currency exchange gains (losses), net" in our consolidated statements of operations. Non-operating foreign currency exchange gains and losses are subject to high variability and low visibility and therefore cannot be provided on a forward-looking basis without unreasonable efforts.

(e)	Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Non-GAAP income tax benefit (expense) related to:
Stock-based compensation expense	$19	$10	$60	$37
Acquisition-related charges	11	12	35	34
Realignment charges	6	—	24	—
Foreign currency exchange gains (losses)	(1)	2	4	3
The effective tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions.

(f)
During the three months ended March 31, 2017, we recognized an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position of $55 million. The recognition of the benefit in the first quarter of 2017 was based on management’s reassessment regarding whether this unrecognized tax benefit met the more-likely-than-not threshold in light of the lapse in the statute of limitations as to a portion of such benefit.

(g)
In May 2016, our principal operating subsidiary in India repurchased shares from its shareholders, which are non-Indian Cognizant entities, valued at $2.8 billion. As a result of this transaction, we incurred an incremental income tax expense of $24 million and $214 million during the three and nine months ended September 30, 2016, respectively.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
Schedule of Supplemental Information
(Unaudited)
(dollars in millions)

	Three Months Ended September 30, 2017
			% Change
	$	% of total	Sequential	Year over Year
Revenues by Segment:
Financial Services	$1,427	37.9%	1.5%	3.8%
Healthcare	1,085	28.8%	3.3%	9.3%
Products and Resources (a)	774	20.6%	3.6%	14.0%
Communications, Media and Technology (b)	480	12.7%	2.8%	18.2%
Total Revenues	$3,766		2.6%	9.1%

Revenues by Geography:
North America	$2,891	76.8%	1.4%	6.7%
United Kingdom	301	8.0%	4.5%	2.7%
Rest of Europe	327	8.7%	12.4%	34.0%
Europe - Total	628	16.7%	8.5%	16.9%
Rest of World	247	6.6%	2.9%	19.9%
Total Revenues	$3,766		2.6%	9.1%

	Nine Months Ended September 30, 2017
			% Change
	$	% of total	Year over Year
Revenues by Segment:
Financial Services	$4,209	38.3%	4.9%
Healthcare	3,138	28.6%	9.5%
Products and Resources (a)	2,258	20.6%	14.5%
Communications, Media and Technology (b)	1,377	12.5%	17.2%
Total Revenues	$10,982		9.5%

Revenues by Geography:
North America	$8,503	77.4%	8.6%
United Kingdom	863	7.9%	(4.4)%
Rest of Europe	903	8.2%	27.7%
Europe - Total	1,766	16.1%	9.7%
Rest of World	713	6.5%	22.1%
Total Revenues	$10,982		9.5%

Employee Metrics:	September 30, 2017	June 30, 2017	September 30, 2016
Number of employees	256,100	256,800	255,800

Notes:

(a)	Previously referred to as Manufacturing/Retail/Logistics.

(b)	Previously referred to as Other.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$495	$444	$1,522	$1,137
Adjustments for non-cash income and expenses	121	81	399	418
Changes in assets and liabilities	157	78	(350)	(514)
Net cash provided by operating activities(a)	773	603	1,571	1,041
Cash flows from investing activities:
Purchases of property and equipment	(78)	(74)	(204)	(213)
Net sales (purchases) of investments	20	(505)	(146)	(475)
Payments for business combinations, net of cash acquired	(66)	(34)	(72)	(185)
Net cash (used in) investing activities	(124)	(613)	(422)	(873)
Cash flows from financing activities:
Repurchases of common stock	(13)	(157)	(1,557)	(492)
Net change in borrowings and capital lease obligations	(170)	(14)	(62)	(391)
Dividends paid	(90)	—	(179)	—
Issuance of common stock under stock-based compensation plans	42	44	146	135
Net cash (used in) financing activities(a)	(231)	(127)	(1,652)	(748)
Effect of exchange rate changes on cash and cash equivalents	2	3	46	5
Increase (decrease) in cash and cash equivalents	420	(134)	(457)	(575)
Cash and cash equivalents, beginning of year	1,157	1,684	2,034	2,125
Cash and cash equivalents, end of period	$1,577	$1,550	$1,577	$1,550

SUPPLEMENTAL CASH FLOW INFORMATION
(in millions)

	Three Months Ended
Stock Repurchases under Board of Directors' authorized stock repurchase program:	September 30, 2017	June 30, 2017	September 30, 2016
Shares repurchased(b)	2.2	—	2.5

Remaining authorized balance	$2,000
Notes:

(a)
In March 2016, the FASB issued an update to the standard on stock compensation, which among other things, changed the classification of the excess tax benefits and deficiencies in the statement of cash flows to cash flows from operating activities. We adopted this standard on January 1, 2017 and conformed prior year presentation. This resulted in a $9 million reduction in net cash used in financing activities and a $9 million increase in the net cash provided by operating activities for the three months ended September 30, 2016 and a $19 million reduction in net cash used in financing activities and a $19 million increase in the net cash provided by operating activities for the nine months ended September 30, 2016.

(b)
In March 2017, we entered into accelerated share repurchase agreements, referred to collectively as the ASR, with certain financial institutions under our stock repurchase program. Under the terms of the ASR and in exchange for up-front payments of $1,500 million, the financial institutions initially delivered 21.5 million shares. In August 2017, upon the final settlement of the ASR, we received an additional 2.2 million shares based on the final volume-weighted average price of the Company's Class A common stock during the purchase period less the negotiated discount.